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EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, W. Scott Thompson, Chief Executive Officer, and William A. Silvey, Chief Financial Officer of Internet Marketing, Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) the annual report on Form 10-KSB of Internet Marketing, Inc. for the period ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Internet Marketing, Inc.



Dated: July 2, 2007



                                   /s/ W. Scott Thompson
                                   ---------------------
                                   W. Scott Thompson, Chief Executive Officer
                                   (Principal Executive Officer)



                                   /s/ William A. Silvey
                                   ---------------------
                                   William A. Silvey
                                   Chief Financial Officer
                                   (Principal Financial Officer and Principal
                                   Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Internet Marketing, Inc. and will be retained by Internet Marketing, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.